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                                                                   EXHIBIT 24.2


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints H. Wayne Huizenga and Harris W. Hudson his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to the Registration Statement filed March 3, 1999 with the Securities and Exchange Commission (No. 333-73259), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.


March 30, 1999

                                       /s/ Ramon A. Rodriguez
                                       ----------------------------------------
                                           Ramon A. Rodriguez
                                           Director